CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 11 to the Registration Statement of the Variable Annuity Account A of Empire Fidelity Investments Life Insurance Company on Form N-4 of our report dated
January 17, 2002, relating to the financial statements of Empire Fidelity Investments Life Insurance Company and our report dated February 11, 2002, relating to the financial statements of Empire Fidelity Investments Variable Annuity Account A, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
April 22, 2002